                                                      Exhibit 1
                                                      ---------


                 CONSENT OF INDEPENDENT AUDITORS




   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2241, 33-16801, 33-42733, 33-56572, 333-39671 and 333-93517) pertaining to the
Chiquita Savings and Investment Plan and in the related Prospectus of our report dated June 13, 2002, with respect to the financial statements and schedule of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.





                                  /s/ ERNST & YOUNG LLP






Cincinnati, Ohio
June 20, 2002